UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2014

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 22, 2014, Plug Power Inc. (the “Company”) filed a preliminary prospectus supplement to the base prospectus included in the Company’s shelf registration statement on Form S-3 (No. 333-195431), filed with the SEC on April 22, 2014. The preliminary prospectus supplement describes key elements of the Company’s business strategy and certain recent developments, which are set forth below.

The information in this Current Report on Form 8-K furnished under this Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Furthermore, the information in this Current Report on Form 8-K furnished under this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Strategy

The key elements of the Company’s business strategy are:

•	Grow sales force to address increasing demand for the Company’s products.

•	Direct capital expenditures at expanding into new markets, including Europe and Asia.

•	Invest capital to improve vertical integration.

•	Complete opportunistic acquisitions.

•	Focus on hydrogen generation and distribution opportunities.

Recent Developments

Walmart Stores, Inc. Multi-site GenKey Contract

In February 2014, the Company received a multiple site purchase order from Wal-Mart Stores East, LP (“Walmart”) to roll out the Company’s hydrogen fuel cell solution to power electric forklift truck fleets in six distribution centers in North America. The purchase order included over 1,700 GenDrive fuel cell units to be deployed over the next two years, GenFuel infrastructure construction and hydrogen fuel supply, and a six-year GenCare service contract for each site. This agreement may be terminated by Walmart at its option by written notice to the Company, with certain amounts due from Walmart depending on the date of termination in respect of the commissioning process at each site.

Walmart has been integrating the Company’s fuel cell technology into its distribution centers’ lift trucks since 2006, having ordered 624 units through December 31, 2013. Taking into account this new purchase order, the total number of fuel cell units ordered by Walmart from the Company in 2014 is approximately 2,025 units.

Acquisition of ReliOn, Inc.

On April 2, 2014, the Company and its wholly owned subsidiary, Emergent Power Inc. (“Emergent Power”) entered into an asset purchase agreement with ReliOn, Inc. (“ReliOn”) pursuant to which Emergent Power acquired substantially all of the assets of ReliOn, including patents, technology and other intangible assets, and equipment and other tangible assets, or the ReliOn Acquisition. ReliOn is a developer of hydrogen fuel cell stack technology based in Spokane, Washington, with 6.0mW of deployed capacity at approximately 1,800 sites.

As consideration, the Company issued 530,504 shares of its common stock, par value $0.01 per share, or the ReliOn Shares, and assumed certain specified liabilities of ReliOn. The ReliOn Shares were valued at $4,000,000. Pursuant to the asset purchase agreement, the Company filed a registration statement with the SEC to register the resale of the ReliOn Shares.

In connection with the ReliOn Acquisition, Emergent Power and Cummins Inc. entered into a License Agreement pursuant to which Emergent Power granted to Cummins Inc. a non-exclusive, world-wide, royalty-free license to a portfolio of patents acquired as part of the ReliOn Acquisition that relate generally to fuel cell systems.

The ReliOn Acquisition added additional key fuel cell intellectual property that the Company is in the process of integrating into a portion of its GenDrive product line, increasing the number of the Company’s issued patents to 186.

Memorandum of Understanding with Hyundai Hysco Co. Ltd.

On April 21, 2014, the Company signed a non-binding memorandum of understanding (MOU) with Hyundai Hysco Co. Ltd., or Hyundai, to create a joint venture partnership to develop, manufacture and sell hydrogen fuel cell products and stacks for applications in countries throughout Asia using Hyundai’s advanced stack and plate technology. The MOU provides that the parties intend to finalize the joint venture by July 31, 2014.

Stock Option and Incentive Plan Amendment

On April 22, 2014, the Company’s Board of Directors approved an amendment and restatement of the Company’s 2011 Stock Option and Incentive Plan which, among other things, increases the number of shares issuable under the plan from 6,500,000 to 17,000,000. The amended plan will be effective only if the requisite vote of the Company’s stockholders is obtained. The Company’s Board of Directors intends to submit the amended plan to a vote of the Company’s stockholders at the Company’s 2014 Annual Meeting of Stockholders.

Unit Orders and Other Guidance

The following preliminary estimates (including the guidance referenced below) are derived from the Company’s preliminary internal financial reports and are subject to revision based on the completion of the Company’s quarter-end accounting and financial reporting processes necessary to finalize the financial statements. Because the financial statements for the quarter ended March 31, 2014 have not yet been finalized, and will be subject to further quarter end closing adjustments and review procedures by the Company’s auditors, the results and other financial information regarding this period is subject to change, and actual results for this period may differ materially from these preliminary estimates. Accordingly, investors should not place undue reliance on these preliminary estimates. See “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 31, 2014, as amended by the Company’s Annual Report on Form 10-K/A filed with the SEC on April 22, 2014. The Company does not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events or otherwise, except as otherwise required by law.

To date, during 2014, the Company estimates that it shipped 158 units, and experienced no cancellations or adjustments to existing orders. The Company currently estimates that orders received in 2014 comprised a total value of approximately $80 million, consisting of 2,438 units.

On March 13, 2014, the Company announced that the Company expects total revenues for the three month period ended March 31, 2014 to be between $5.0 million and $6.0 million, as compared to total revenues of $6.4 million for the same period in 2013. The Company also announced on that date that the Company expects its EBITDAS* for the three month period ended March 31, 2014 to be a loss of between $5.0 million and $6.0 million, as compared to a loss of $4.8 million for the same period in 2013.

Based on the Company’s preliminary internal financial reports, the Company currently expect that its total revenues for the three month period ended March 31, 2014 will be approximately at or moderately higher than the mid-point of the previously announced range, and that the Company’s EBITDAS* for the same period will be moderately lower than the mid-point of the previously announced range.

*	EBITDAS is defined as operating income (loss), as adjusted for depreciation and amortization expense and charges for equity compensation. EBITDAS is a non-GAAP measure of the Company’s financial performance and should not be considered as alternatives to net income or any other performance measure derived in accordance with generally accepted accounting practices, or as an alternative to cash flows from operating activities as a measure of The Company’s liquidity. The Company believes that presenting EBITDAS provides useful information to management, analysts and investors regarding financial and business trends relating to the Company’s results of operations and financial condition. The Company’s industry peers may provide similar supplemental non-GAAP information, although they may not use the same or comparable terminology and may not make identical adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: April 22, 2014	By:	/s/ Andrew Marsh
Andrew Marsh, President and Chief Executive Officer.

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